Exhibit 5.1



                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             61 Broadway, 32nd Flr.
                               New York, NY 10006

                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725



August 16, 2007

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549

   RE: Union Dental Holdings, Inc.
   POST EFFECTIVE NO. 3 TO FORM SB-2 REGISTRATION STATEMENT (FILE NO.333-128241)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Post Effective No. 3 to Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Union Dental Holdings, Inc. a Florida corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the shares of common stock being sold are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby  consent  to the filing of this  opinion  as  Exhibit  5.1 to the Post
Effective Amendment No. 3 Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP